Exhibit 4.2

EXECUTION VERSION

Warrant No. 1	June 30, 2009

WARRANT TO PURCHASE COMMON STOCK

OF

MCBC HOLDINGS, INC.

THIS WARRANT AND THE UNDERLYING SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER OF THIS WARRANT AND THE UNDERLYING SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (AS MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME, THE “CERTIFICATE OF INCORPORATION”) OF MCBC HOLDINGS, INC. (THE “COMPANY”) AND THE STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND THE STOCKHOLDERS SIGNATORY THERETO (AS MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”). A COPY OF THE CERTIFICATE OF INCORPORATION AND STOCKHOLDERS AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

MCBC Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, MCBC Acquisition, LLC, a Delaware limited liability company (the “Initial Holder”, and together with its successors and assigns and any transferees of this Warrant, and their successors and assigns, the “Holder”), is entitled, subject to the terms and conditions set forth in this warrant (this “Warrant”), to purchase from the Company, at any time or times on or after the date hereof, but not after 5:00 P.M., New York City time on June 30, 2019 (the “Expiration Date”), 100,000 duly authorized, validly issued, fully paid, nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”), which shall be adjusted or readjusted from time to time as provided in this Warrant, at an initial purchase price per share equal to $81.60 (the “Initial Warrant Price”), which shall be adjusted or readjusted from time to time as provided in this Warrant (as adjusted, the “Warrant Price”).

This Warrant evidences the right to purchase an aggregate of 100,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), subject to adjustment as provided herein and therein. All capitalized terms used herein and not otherwise defined herein, either within the text in which it first appears or in Section 5.16.

Section 1.              Exercise; Exchange of Warrant

1.1.         Manner of Exercise; Exchange.

(a)           Exercise. The Holder may exercise this Warrant, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date, by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), duly executed by the Holder, specifying the number of Warrant Shares (without giving effect to any adjustment thereto) to be issued to the Holder as a result of such exercise, (ii) delivering to the Company a joinder to the Stockholders Agreement (as defined in Section 4.2), (iii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and (iv) by tendering payment for the shares of Common Stock designated by the Exercise Notice in lawful money of the United States in the form of cash, bank or certified check made payable to the order of the Company, or by wire transfer of immediately available funds, or by the cancellation of indebtedness of the Company owed to the Holder, or in any combination thereof, of an amount equal to the product of (A) the Initial Warrant Price and (B) the number of Warrant Shares (without giving effect to any adjustment thereof) as to which this Warrant is being exercised.

(b)           Net Exchange. The Holder may, in lieu of exercising or converting this Warrant pursuant to the terms of Section 1.1(a), elect to exchange this Warrant, in whole or in part (except as to a fractional share), at any time and from time to time during normal business hours on any Business Day on or prior to the Expiration Date by (i) delivering to the Company a written notice, in the form attached hereto as Exhibit B (the “Exchange Notice”), duly executed by the Holder, specifying the number of Warrant Shares (without giving effect to any adjustment thereto) to be issued to the Holder as a result of such exchange, (ii) delivering to the Company a joinder to the Stockholders Agreement and (iii) surrendering this Warrant to the Company, properly endorsed by the Holder (or if this Warrant has been destroyed, stolen or has otherwise been misplaced, by delivering to the Company an affidavit of loss duly executed by the Holder), and the Holder shall thereupon been entitled to receive the number of Warrant Shares equal to the product of (A) the number of Warrant Shares issuable upon exercise of this Warrant (or, if only a portion of this Warrant is being exercised, issuable upon the exercise of such portion) for cash, determined as provided in Section 2, and (B) a fraction, the numerator of which is the Fair Market Value per share of Common Stock at the time of such exercise minus the Warrant Price in effect at the time of such exercise, and the denominator of which is the Fair Market Value per share of Common Stock at the time of such exercise, such number of shares so issuable upon such exchange to be rounded up or down to the nearest whole number of shares of Common Stock.

(c)           The “exchange” of this Warrant pursuant to Section 1.1(b) is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code.

(d)           For all purposes of this Warrant (other than this Section 1.1), any reference herein to the “exercise” of this Warrant shall be deemed to include a reference to the exchange of this Warrant into Common Stock in accordance with the terms of Section 1.1(b), and any reference to an “Exercise Notice” shall be deemed to include a reference to an Exchange Notice in accordance with the terms of Section 1.1(b).

1.2.         When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the Holder or Holders of record thereof.

1.3.         Delivery of Stock Certificates Upon Exercise. As soon as practicable after exercise of this Warrant in accordance with this Section 1, but in no event later than two (2) Business Days after such exercise, the Company shall at its expense cause to be issued in the name of and delivered to the Holder or, subject to Section 4 of this Warrant, as the Holder may direct: (a) a certificate or certificates for the number of Warrant Shares, determined as provided in Section 2 of this Warrant, to which the Holder shall be entitled upon such exercise and, (b) unless this Warrant has expired or has been exercised in full, a new Warrant (or Warrants) substantially in the form of, and on the terms in, this Warrant, for the number of Warrant Shares remaining following such exercise (without giving effect to any adjustment thereto), and shall be subject to adjustment as provided for in this Warrant as of the date hereof.

1.4.         Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock on the exercise or conversion of Warrants. If more than one Warrant shall be presented for exercise in full or conversion at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise or conversion (as applicable) of all of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 1.4, be issuable on the exercise or conversion of any Warrants (or specified portion thereof), the Company shall pay to the Holder an amount in cash equal to the product of (i) such fraction of a share of Common Stock and (ii) the excess of (x) the Fair Market Value of a share of Common Stock for the day the Warrant was presented for exercise pursuant to Section 1 over (y) the Exercise Price.

Section 2.   Adjustments to Warrant Price and Warrant Shares General. The number of Warrant Shares that the Holder shall be entitled to receive upon exercise of this Warrant shall be determined by multiplying the number of Warrant Shares which would otherwise (but for the provisions of this Section 2) be issuable upon such exercise, as designated by the Holder in the Exercise Notice, by a fraction, (i) the numerator of which shall be the Initial Warrant Price, and (ii) the denominator of which shall be Warrant Price in effect on the date of such exercise.

2.2.         Adjustments to Warrant Price.

(a)           Subdivision or Combination of Common Stock. If the Company shall at any time after the date hereof subdivide its outstanding shares of Common Stock into a greater number of shares, by any stock split, stock dividend or otherwise, (other than a subdivision upon a merger or consolidation or sale to which Section 2.2(e) applies or a stock split effected by means of a stock dividend or distribution to which Section 2.2(c)(i) applies), then the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the Company shall at any time after the date hereof combine its outstanding shares of Common Stock into a smaller number of shares (by any reverse stock split or otherwise), then the Warrant Price in effect immediately prior to such combination shall be proportionately increased.

(b)           Reorganization or Reclassification. If any reorganization or reclassification of the capital stock of the Company (other than any such reclassification in connection with a merger or consolidation or sale to which Section 2.2(e) applies) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby the Holder shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of this Warrant in full, as the case may be, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such exercise of this Warrant in full had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

(c)           Dividends and Distributions.

(i)            Stock Dividends. If the Company, at any time or from time to time after the date hereof, shall declare or make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, the Warrant Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of the Warrant may receive the aggregate number and kind of shares of capital stock of the Company which such Holder would have owned immediately following such action if such warrant had been exercised immediately prior to such action.

(ii)           Other Dividends and Distributions. If the Company at any time or from time to time after the date hereof makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in debt securities or other property of the Company (including, without limitation, cash, other than cash dividends or cash distributions payable out of capital surplus or regular quarterly cash dividends distributed to all holders of Common Stock, in each instance, in an amount not to exceed $5,000,000 per calendar year (with a carryover or accumulation from the prior year permitted for unused amounts in the prior calendar year (for avoidance of doubt, the amount for any calendar year would not exceed $10,000,000)), then with the consent of the holders of at least 66 2/3% of the Warrant Shares issuable upon exercise of all outstanding Warrants (the “Consenting Warrant Holders”), the Warrant Price shall be reduced to an amount equal to the difference between (A) the Warrant Price immediately prior to such dividend or distribution and (B) the lesser of (x) the Fair Market Value of such debt securities or other property that are distributed, as determined in good faith by the Board of Directors of the Company (the “Board of Directors”) or (y) an amount determined by the Consenting Warrant Holders.

(d)           Issuances. Except as provided in Section 2.2(d)(v) and except in the case of an event described in Section 2.2(a), if at any time after the date hereof the Company issues or sells, or is, in accordance with this Section 2.2(d), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the then Fair Market Value of such shares of Common Stock, then, upon such issuance or sale (or deemed issuance or sale), the then current Warrant Price shall be reduced to the price determined multiplying such Warrant Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of additional shares of Common Stock so issued would purchase at such Warrant Price; and (B) the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such issuance or sale plus the number of such additional shares of Common Stock so issued.

For purposes of this Section 2.2(d), the following shall also be applicable:

(i)            Issuance of Options. If the Company, at any time after the date hereof, in any manner, grants any warrants or other rights to subscribe for or to purchase, or any options to purchase: (A) shares of Common Stock or (B) any security convertible into or exercisable or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exercisable or exchangeable stock or securities being called “Convertible Securities”), in each case for consideration per share (determined as provided in this paragraph and in Section 2.2(d)(iv)) less than the then Fair Market Value of a share of Common Stock, whether or not such Options are immediately exercisable, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options, or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon exercise of such Options, shall be deemed to have been issued as of the date of granting of such Options, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange of Convertible Securities, by (B) the total maximum number of shares of Common Stock deemed to have been so issued. Except as otherwise provided in Section 2.2(d)(iii), no adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii)           Issuance of Convertible Securities. If the Company, at any time after the date hereof, in any manner, issues or sells any Convertible Securities for consideration per share (determined as provided in this paragraph and in Section 2.2(d)(iv)) less than the then current Fair Market Value of such shares of Common Stock, whether or not the right to exchange or convert any such Convertible Securities is immediately exercisable, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance or sale of such Convertible Securities, at a price per share equal to the amount determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock deemed to have been so issued; provided, however, that (1) except as otherwise provided in Section 2.2(d)(iii), no adjustment of the Warrant Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and (2) if any such issuance or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities, no further adjustment of the Warrant Price shall be made by reason of such issuance or sale.

(iii)          Change in Option Price or Conversion Rate. If a change occurs in (A) the maximum number of shares of Common Stock issuable in connection with any Option referred to in Section 2.2(d)(i) or any Convertible Securities referred to in Section 2.2(d)(i) or (ii), (B) the purchase price provided for in any Option referred to in Section 2.2(d)(i), (C) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 2.2(d)(i) or (ii), or (D) the rate at which Convertible Securities referred to in Section 2.2(d)(i) or (ii) are convertible into or exchangeable for Common Stock (in each case, other than in connection with an event described in Section 2.2(d)(vi)), then the Warrant Price in effect at the time of such event shall be readjusted to the Warrant Price that would have been in effect at such time had such Options or Convertible Securities that remain outstanding provided for such changed maximum number of shares, purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. Upon the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Warrant Price then in effect hereunder shall be increased to the Warrant Price that would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination (i.e., to the extent that fewer than the number of shares of Common Stock deemed to have been issued in connection with such Option or Convertible Securities were actually issued), never been issued or been issued at such higher price, as the case may be.

(iv)          Consideration for Stock. In case any shares of Common Stock are issued or sold, or deemed issued or sold, for cash, the consideration received therefor shall be deemed to be the amount received or to be received by the Company therefor (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section 2.2(d)(i)) determined in the manner set forth below in this Section 2.2(d)(iv). If any shares of Common Stock are issued or sold, or deemed issued or sold, for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration received or to be received by the Company (determined with respect to deemed issuances and sales in connection with Options and Convertible Securities in accordance with clause (A) of Section 2.2(d)(i)) as determined in good faith by the Board of Directors. If any Options are issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

(v)           Common Stock Deemed Outstanding. The term “Common Stock Deemed Outstanding” shall mean the sum of (A) the number of shares of Common Stock outstanding on the date of determination, plus (B) all shares of Common Stock issuable upon conversion or exchange of Options, Warrants and Convertible Securities outstanding immediately prior to the date of determination shall be deemed to be outstanding, and (C) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding convertible securities shall be determined without giving effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such convertible securities resulting from the issuance of additional shares of Common Stock that is the subject of this calculation.

(vi)          Certain Issues of Common Stock Excepted. Notwithstanding anything herein to the contrary, no adjustment to the Warrant Price shall be made in the case of an issuance from and after the date hereof of (A) shares of Common Stock upon exercise of this Warrant; (B) shares of Common Stock or options or other rights therefor to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case authorized by the Board of Directors and issued pursuant to the Company’s equity incentive plan; provided, however, that the Warrant Price shall be adjusted in the case of an issuance of shares of Common Stock or options or other rights therefor, in each case, for consideration per share less than the then Fair Market Value of a share of Common Stock to partners or employees of, or Persons providing consulting or advisory services exclusively to, Wayzata Investment Partners, LLC; (C) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 2.2(a) through 2.2(c) above and (D) shares of Common Stock, Convertible Securities or Options or other rights therefor in connection with bona fide, arms’ length bank financings, corporate partnering transactions, equipment leases or acquisitions of businesses or intellectual property rights on terms approved by the Board of Directors; provided that such transactions are primarily for purposes other than equity financing.

(e)           Adjustment for Merger or Consolidation, etc.

(i)            Subject to Section 2.3, in connection with any merger or consolidation of the Company with or into another corporation (or other legal entity), or any sale of all or substantially all of the assets of the Company to another corporation (or other legal entity or person), this Warrant shall thereafter be exercisable (or shall be converted into a security that shall be exercisable) for the kind and amount of shares of stock or other securities or property to which a Holder of the number of shares of Common Stock of the Company deliverable upon the exercise of this Warrant in full would have been entitled upon such merger, consolidation, or asset sale (and any distribution of assets to stockholders following such asset sale); and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in Section 2.2 set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in Section 2.2 (including provisions with respect to changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as nearly as possible, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. Notwithstanding anything to the contrary contained herein, each Holder shall have the right to elect to exercise the Warrant immediately prior to or simultaneously with the consummation of such merger, consolidation, or asset sale in accordance with the provisions of Section 1, if applicable, instead of giving effect to the provisions contained in this Section 2.2(e) with respect to the Warrants held by such Holders.

(ii)           The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the person purchasing such assets shall assume by written instrument executed and delivered to the Holder, the obligation to deliver to the Holder such shares, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive upon the exercise of this Warrant (or the security into which such Warrant is to be converted in connection with the consummation of such transaction) to the extent that such Warrant remains outstanding after such transaction. In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

2.3.         Redemption of Warrants.Notwithstanding anything in this Warrant to the contrary and subject to Section 2.3(c) below, this Warrant is subject to redemption at the Company’s option at any time prior to the Expiration Date, in whole or from time to time in part, during the 30 day period beginning on the effective date of any Subject Transaction, at the Redemption Price.The Redemption Price shall be paid as follows:

(i)            In cash, in the event that the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem this Warrant is an all cash transaction; or

(ii)           In stock or other securities, in the event that the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem this Warrant is a non-cash transaction; or

(iii)          In both cash and stock or other securities, in appropriate proportions, in the event that the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem this Warrant is a transaction involving consideration to the Company or its stockholders in the form of both cash and securities.

For the avoidance of doubt, in any redemption transaction under this Section 2.3 the Redemption Price received by the Holder shall consist of the same kind of consideration and in the same proportion of kinds of consideration as the other holders of Common Stock.

(c)           In the event that a Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem this Warrant is a transaction including consideration to the Company or its stockholders other than in the form of cash, such non-cash consideration shall have the value determined in good faith by the Board of Directors (which determination shall be conclusive).

(d)           In the event that the Subject Transaction with respect to which the Company has the right to exercise its option to redeem this Warrant is an all cash transaction and the Fair Market Value per share of Common Stock is less than the Warrant Price of the Warrant, then this Warrant shall not be redeemed by the Company and it shall immediately be cancelled on the effective date of the Subject Transaction.

2.4.         Notice of Redemption and Selection.At least ten (10) days but not more than twenty (20) days before a Redemption Date, the Company shall cause to be mailed a notice of redemption by first class mail to each Holder of this Warrant to be redeemed, at such Holder’s last address as it appears in this Warrant. The notice shall identify this Warrant to be redeemed and shall state:

(i)            the Redemption Date;

(ii)           the Redemption Price;

(iii)          in the event that this Warrant is to be redeemed in part only, the portion thereof to be redeemed and that, on and after the Redemption Date, upon surrender of such Warrant, a new Warrant in number equal to the unredeemed portion thereof will be issued; and

(iv)          that this Warrant must be surrendered to the Company to collect the Redemption Price.

(b)           Once notice of redemption is mailed, this Warrant shall become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Company, such Warrant shall be paid at the Redemption Price.

(c)           Notwithstanding the foregoing, if the Subject Transaction is not consummated, then any notices mailed under this Section 2.4 shall be deemed void, no redemption shall take place and this Warrant shall remain outstanding.For purposes of Sections 2.3 and 2.4, capitalized terms used but not otherwise defined in this Warrant shall have the meanings set forth below: “Net Exercise Value” of a Warrant on any date shall be the positive difference, if any, on such date between the Fair Market Value per share of Common Stock and the Warrant Price of the Warrant

(ii)           “Redemption Date” when used with respect to redemption of this Warrant shall mean the date fixed for such redemption by or pursuant to this Warrant.

(iii)          “Redemption Price” of a Warrant which the Company has elected to redeem pursuant to Section 2.3 shall be: (X) $0.01 per Warrant, if on the effective date of the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem the Warrant, the Fair Market Value per share of Common Stock is less than the Warrant Price of this Warrant, or (Y) the greater of (A) $0.01 per Warrant or (B) the Net Exercise Value of this Warrant, if on the effective date of the Subject Transaction with respect to which the Company asserts the right to exercise its option to redeem this Warrant the Fair Market Value per share of Common Stock is greater than this Warrant Price of this Warrant

(iv)          “Subject Transaction” shall mean any one of the following transactions (other than in transactions, directly or indirectly, with a Person or entity that is controlled by an Affiliate of the Company): (i) the sale of all or substantially all of the Company’s assets, (ii) the sale of all or substantially all of the Company’s then outstanding Common Stock, or (iii) a merger or consolidation by the Company with or into another corporation in which the holders of the common stock of the Company immediately prior to the merger are not holders, directly or indirectly, of at least 50% of the common stock of the surviving corporation immediately after the merger.

Section 3.      Covenants of the Company

3.1.         The Company covenants and agrees with the Holder, that, so long as this Warrant or any Warrant Shares shall be outstanding:

(a)           the Company will deliver to the Holder:

(i)            Quarterly Financial Statements. Within forty-five (45) days after the end of each of the first three fiscal quarters for the Company and its consolidated subsidiaries, unaudited quarterly financial statements for the quarterly period then ended and the comparable period in the prior year (excluding notes thereto and narratives), and the Holder may furnish such information to its stockholders, members and/or partners.

(ii)           Annual Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year, audited financial statements for the Company and its consolidated subsidiaries for such year (including notes thereto but excluding narratives), together with a copy of the audit report of the Company’s independent public accountants, and the Holder may furnish such information to its stockholders, members and/or partners.

(iii)          Other Information. If requested by the Stockholders under the Stockholders Agreement, the Company shall provide the Holder with the information required by Rule 144A(d)(4) under the Securities Act of 1933, as amended (the “Securities Act”), and the Holder may furnish such information to its stockholders, members and/or partners; provided, however, that in no event shall (y) any financial information required to be furnished pursuant to this Warrant be required to include any information required by, or to be prepared or approved in accordance with, or otherwise be subject to, any provision of Section 404 of the Sarbanes-Oxley Act of 2002 or any rules, regulations, or accounting guidance adopted pursuant or related to that section or (z) any financial information be required to be furnished to any competitor of the Company.

(b)           all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable;

(c)           during the period within which this Warrant may be exercised, it will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of rights represented by this Warrant;

(d)           it shall not, transfer any of its assets, nor shall it permit any of its subsidiaries to transfer any of their assets, to any stockholder of the Company or any Affiliate of any stockholder of the Company, and the Company shall not permit any of its subsidiaries to issue any equity securities (or securities convertible into equity securities or any other rights to acquire equity securities) except to the Company; and

(e)           it shall not, by amendment to its certificate of incorporation (whether by way of merger, operation of law, or otherwise) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities, agreement or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company and shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment as if the Holder was a stockholder of the Company entitled to the benefit of fiduciary duties afforded to stockholders under Delaware law. Any successor to the Company shall agree in writing, as a condition to such succession, to carry out and observe the obligations of the Company hereunder with respect to this Warrant.

Section 4.      Restrictions on Transfer

4.1.         Transfers. Prior to a Qualified Public Offering this Warrant may only be transferred by the Holder to an Affiliate of the Holder and/or to any of the Holder’s beneficial owners. Subject to the preceding sentence, this Warrant may be subdivided and transferred in multiple parts. In the event this Warrant in subdivided and transferred in part to one or more persons or entities, each such transferee shall be deemed to be a Holder hereunder (and together, each such Holder, together with the Initial Holder, are referred to herein collectively as the “Holders”) and shall be deemed to hold a Warrant exercisable for such number of Warrant Shares as shall be specified in the instrument of transfer (and together, each such Warrant, together with this Warrant, are referred to herein collectively as the “Warrants”).

42.          Transfer Restriction. Notwithstanding anything to the contrary set forth in this Warrant, in no event shall any holder of Warrants have the right to transfer any Warrants or any Warrant Shares or other securities exercised or exercisable thereunder if, as a result of such transfer, any class of equity securities would (assuming the exercise of all outstanding Warrants, Options and Convertible Securities) be held of record by more than four hundred fifty (450) persons or otherwise in circumstances that the Board of Directors determines in good faith could require the Company to file reports under the Securities Exchange Act of 1934, as amended, if it is not otherwise subject to such requirements. Furthermore, in no event shall any Holder have the right to transfer any Warrants or any Warrant Shares exercised or exercisable thereunder, unless (i)(x) such transfer is pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or “blue sky” laws or (y) unless waived by the Company in writing, such Holder shall have furnished the Company with an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or “blue sky” laws.

4.3.         Restrictive Legend. The Warrant Shares issuable upon exercise thereof, are subject to certain restrictions on transfer as set forth in the Stockholders Agreement dated as of June 30, 2009, by and among the Company and the stockholders party thereto (as the same may be amended from time to time, the “Stockholders Agreement”). Each certificate representing shares of Common Stock issued upon exercise of this Warrant shall be stamped or otherwise imprinted with a legend in substantially the form as follows:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE SECURITIES ACT OR TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (2) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 30, 2009, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY AND ANY REGISTERED HOLDER OF THIS WARRANT.

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER OF THE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (AS MAY BE AMENDED AND IN EFFECT FROM TIME TO TIME, THE “CERTIFICATE OF INCORPORATION”) OF THE COMPANY. A COPY OF THE CERTIFICATE OF INCORPORATION MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

Section 5.      Miscellaneous

5.1.         Notice of Adjustments.

(a)           In each case of any adjustment or readjustment in the Warrant Price and the Warrant Shares issuable upon exercise of this Warrant, the Company shall promptly thereafter compute such adjustment or readjustment in accordance with the terms of this Warrant and provide written report thereof certified by the Chief Financial Officer of the Company to the Holders stating the number of Warrant Shares and the Warrant Price, after giving effect to such adjustment or readjustment, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(b)           The Company shall, within (10) days of receipt of a written request by the Holder or Holders holding Warrants representing at least 66 2/3% of the Warrant Shares issuable upon exercise of all outstanding Warrants, cause independent certified public accountants of recognized national standing, which my be the regular auditors of the Company, selected by the Company to verify such computations reported pursuant to Section 5.1(a), other than any computation that pursuant to the provisions of this Warrant are to be determined reasonably and in good faith by the Board of Directors. The Company shall promptly prepare, and remit to the Holders, a copy of such independent accountant’s report setting forth such adjustment or readjustment, showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of:

(i)            the consideration received or to be received by the Company for any shares of Common Stock, Options, or Convertible Securities issued or sold or deemed to have been issued;

(ii)           the Common Stock Deemed Outstanding; and

(iii)          the Warrant Price in effect immediately prior to such issuance or sale and as adjusted or readjusted.

Such report shall be conclusive evidence (absent manifest error) of the correctness of the matters set forth therein.

(c)           The Company shall also keep copies of all such reports generated pursuant to this Section 5.1 at its principal offices and will cause the same to be available for inspection at such offices during normal business hours by the Holders any prospective transferee of a holder.

5,2.         Notice of Certain Events. In case at any time:

(a)           the Company shall pay any dividend upon, or make any distribution in respect of, its stock;

(b)           the Company shall propose to register any of its equity securities under the Securities Act in connection with a public offering;

(c)           there shall be any proposed any capital reorganization, or reclassification of the capital stock, of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets or stock to, another person or entity, including, without limitation, a Subject Transaction;

(d)               any Qualified Public Offering or other public offering; or

(e)               there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give notice to the Holders of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such public offering, reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall be given not less than ten (10) days prior to the record date or the date on which the transfer books of the Company are to be closed in respect thereto in the case of an action specified in clause (a) and at least twenty (20) days prior to the action in question in the case of an action specified in clauses (b) through (e).

5.3.         Abandonment. Notwithstanding anything contained herein, at any time during the term of this Warrant, upon delivery of written notice from the Consenting Warrant Holders to the Company, some or all of the Warrant may be abandoned and deemed to be cancelled by the Company.

5.4.         Notice. Any notice that is required or provided to be given under this Warrant shall be deemed to have been sufficiently given and received for all purposes when delivered in writing by hand, telecopy, telex or other method of facsimile, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or two (2) days after being sent by overnight delivery providing receipt of delivery, to the following addresses: if to the Company MCBC Holdings, Inc., 100 Cherokee Cove Drive, Facsimile: (423) 884-6797, or at any other address designated by the Company, to Holder; if to Holder, MCBC Acquisition LLC, c/o Charlesbank Capital Partners, 200 Clarendon Street, 54th Floor, Boston, MA 02116, Attn: Tami Nason, General Counsel, Facsimile: (617) 619-5402, or at any other address designated by Holder to the Company in writing.

5.5.         No Change in Warrant Terms on Adjustment. Irrespective of any adjustment in the Warrant Price or the number of shares of Common Stock, this Warrant, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of shares of Common Stock as are stated herein and the Warrant Price and such number of Common Stock shares specified herein shall be deemed to have been so adjusted.

5.6.         Issuance and Transfer Taxes. The issuance of certificates for shares of Common Stock upon any exercise of this Warrant shall be made without charge to Holder for any issuance tax in respect thereto; provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder or upon any transfer of this Warrant.

5.7.         Exchange of Warrant. This Warrant is exchangeable at no cost to the Holder upon the surrender hereof by Holder at such office or agency of the Company, for a new warrant of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares that may be subscribed for and purchased hereunder from time to time after giving effect to all the provisions hereof, each of such new warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said Holder hereof at the time of such surrender.

5.8.         Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall at no cost to the Holder, on such terms as to indemnity of otherwise as it may in its discretion impose (which shall not include the posting of any bond), issue a new warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

5.9.         Governing Law. This Warrant shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles thereof.

5.10.       Section Headings; Construction. The descriptive headings in this Warrant have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The parties have participated jointly in the negotiation and drafting of this Warrant and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant and the agreements, documents and instruments executed and delivered in connection herewith.

5.11.       Consent to Jurisdiction. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of New York, without giving effect to conflict of laws principles thereof. Each of the parties hereto hereby consents to the exclusive jurisdiction of the federal and state courts located in the State of New York for any claim, suit or proceeding arising under this Agreement and/or the transactions contemplated hereby, each party hereto hereby further consents to personal jurisdiction, service of process and venue in any such New York federal or state court.

5.12.       Remedies; Severability. Notwithstanding Section 5.11, it is specifically understood and agreed that any breach of the provisions of this Warrant by any person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law). Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Warrant.

5.13.       Integration. This Warrant, including the exhibits referred to herein, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

5.14.       No Rights or Liabilities as Stockholder. Except as expressly set forth herein, nothing contained in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company or as imposing any obligation on Holder to purchase any securities or as imposing any liabilities on Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or creditors of the Company.

5.15.       Waivers and Consents; Amendments.

(a)           For the purposes of this Warrant and all documents executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof or thereof. No covenant or provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision contemplated herein.

(b)           No amendment to this Warrant may be made without the written consent of the Company and the Holder or Holders holding Warrants representing at least a majority of the Warrant Shares issuable upon exercise of all outstanding Warrants.

5.16.       Assignment. This Agreement shall not be assignable by the Company, other than pursuant to a merger or consolidation transaction, without the written consent of Holders holding Warrants representing at least 66 2/3% of the Warrant Shares issuable upon exercise of all outstanding Warrants. For the avoidance of doubt, neither this provision nor any other provision of this Warrant is intended to, nor shall such provisions, give the Holders any consent rights over a Subject Transaction or any other transaction involving the Company.

5.17.       Certain Definitions. The following terms as used in this Warrant shall have the following meanings:

(a)           An “Affiliate” means any person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned person. A person shall be deemed to control another person if such first person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second person, whether through the ownership of voting securities, by contract or otherwise.

(b)           “Business Day” means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City, New York are authorized or obligated by law or executive order to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Fair Market Value” means either (i) the Market Price, if any, of a share of Common Stock or (ii) if no Market Price exists, the value (which shall not take into effect any illiquidity or any minority discounts) of a share of Common Stock as determined in good faith by the Board of Directors.

(e)           “Market Price” of any security means the value determined in accordance with the following provisions:

(i)            if such security is listed on a national securities exchange registered under the Exchange Act, a price equal to the average of the closing sales prices for such security on such exchange for each day during the twenty (20) consecutive trading days immediately preceding the date in question; and

(ii)           not so listed, and such security is quoted on NASDAQ, a price equal to the average of the closing bid and asked prices for such security quoted on such system each day during the twenty (20) consecutive trading days immediately preceding the date in question..

(f)            “Qualified Public Offering” shall have the meaning set forth in the Stockholders Agreement.

5.18.       Other Definitional Provisions.

(a)           Except as otherwise specified herein, all references herein:

(i)            to any person other than the Company, shall be deemed to include such person’s successors and assigns;

(ii)           to the Company shall be deemed to include the Company’s successors; and

(iii)          to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(b)           When used in this Warrant, the words “herein”, “hereof and “hereunder”, and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section” and “Exhibit” shall refer to Sections of, and Exhibits to, this Warrant unless otherwise specified.

(c)           Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

MCBC HOLDINGS, INC.

		By:	/s/ John Dorton
			Name:	John Dorton
			Title:	President and Chief Executive Officer

ATTEST:

By:	/s/ Thomas King
Name: Thomas King
Title: Chief Financial Officer

[Signature Page to Warrant]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

MCBC HOLDINGS, INC.

		By:	/s/ John Dorton
			Name:	John Dorton
			Title:	President and Chief Executive Officer

ATTEST:

By:	/s/ Thomas King
Name: Thomas King
Title: Chief Financial Officer

[Signature Page to Warrant]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

MCBC HOLDINGS, INC.

		By:	/s/ John Dorton
			Name:	John Dorton
			Title:	President and Chief Executive Officer

ATTEST:

By:	/s/ Thomas King
Name: Thomas King
Title: Chief Financial Officer

[Signature Page to Warrant]

EXHIBIT A

FORM OF EXERCISE NOTICE

[To be executed only upon exercise of this Warrant pursuant to Section 1.1(a)]

To MCBC Holdings, Inc.

The undersigned registered Holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder,        (1) shares of the Common Stock and herewith makes payment of $       therefor, and requests that the certificates for such shares be issued in the name of, and delivered to                          , whose address is                                                                .

Dated:
(Signature must conform in all respects to name of Holder as specified on the face of Warrant)

(Street Address)

	(City)	(State)	(Zip Code)

(1)              Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised), in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered in accordance with the terms of the Warrant, representing the unexercised portion of the Warrant, to the Holder surrendering the Warrant.

EXHIBIT B

FORM OF EXCHANGE NOTICE

[To be executed only upon net exchange of this Warrant pursuant to Section 1.1(b)]

To MCBC Holdings, Inc.

The undersigned registered Holder of the within Warrant hereby irrevocably exchanges such Warrant with respect to        (2) shares of the Common Stock which such Holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to                                         , whose address is                      .

Dated:
(Signature must conform in all respects to name of Holder as specified on the face of Warrant

(Street Address)

	(City)	(State)	(Zip Code)

(2)              Insert here the number of shares called for on the face of this Warrant (or, in the case of a partial exercise, the portion thereof as to which this Warrant is being exercised),in either case without making any adjustment for Additional Shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Warrant, may be delivered upon exercise. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered in accordance with the terms of the Warrant, representing the unexercised portion of the Warrant, to the Holder surrendering the Warrant.